Exhibit 99.1

Spherix to Open LD MICRO Invitational

TYSONS CORNER, VA--(Marketwired – September 26, 2013) - Spherix Incorporated (NASDAQ: SPEX) -- an intellectual property development company, will be opening the LD MICRO Invitational investment conference on Wednesday, October 2nd at 7 a.m. PST / 10:00 AM EST at the Luxe Sunset Bel Air Hotel in Los Angeles. Spherix CEO Anthony Hayes, will present the company to attendees.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix presently offers a diversified commercialization platform for protected technologies. The company continues to work on life sciences and drug development and presently is exploring opportunities in nutritional supplement products relying on its D-Tagatose natural sweetener as a GRAS ingredient. Spherix is committed to advancing innovation by active participation in all areas of the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation. Through its recently announced acquisition of several hundred patents issued to Harris Corporation Spherix intends to expand its activities in wireless communications and telecommunication sectors including antenna technology, Wi-Fi, base station functionality, and cellular.

About LD MICRO

LD MICRO is a by-invitation only newsletter firm that focuses on finding undervalued companies in the micro-cap space. Since 2002, the firm has published an annual list of recommended stocks as well as comprehensive reports on select companies throughout the year. LD MICRO concentrates on finding, researching, and investing in companies that are overlooked by institutional investors. It is a non-registered investment advisor.

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations

Phone: (703) 992-9325

Email: info@spherix.com